UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 25, 2006

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2006, we fully executed a Distribution Agreement (the “Distribution Agreement”) with PSS World Medical Shared Services, Inc. (“PSS Shared Services”) that is dated effective as of October 1, 2006. This Distribution Agreement modifies and replaces our previous Sales Agent Agreement with PSS World Medical, Inc., the parent company of PSS Shared Services, which we originally entered into on February 14, 2003 and have amended on a number of subsequent occasions. In addition to changing the party to the Distribution Agreement, we have made other modifications to our relationship with this distributor, including extending the amount of notice that either party must give to the other in order to terminate the relationship from 90 days to 180 days and we also updated certain of the listed distributed products and product pricing arrangements.

Item 1.02. Termination of a Material Definitive Agreement.

On October 24, 2006, in conjunction with our entering into the Distribution Agreement with PSS Shared Services, we fully executed an agreement of Termination of Sales Agent Agreement with PSS World Medical, Inc. that is also dated effective as of October 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer

Date: October 31, 2006